UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 30, 2011

BABY FOX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150835	26-0775642
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Suite 6A02, Hanwei Plaza, 7 Guanghua Rd.
Beijing, China 100004
(Address of principal executive offices)

Telephone: + 86 10 6562 9889

Shanghai Minhang District
89 Xinbang Road, Suite 305-B5
The People's Republic of China
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2011, Baby Fox International, Inc. (the “Company”) entered into and closed a reorganization agreement, or the “Reorganization Agreement”, with our operating subsidiary Shanghai Baby Fox Fashion Co., Ltd. (“Shanghai Baby Fox”), Baby Fox Limited, Hitoshi Yoshida and BBFX Holding Corp. (“Newco”). Pursuant to the terms of the Reorganization Agreement, the Company transferred all of its ownership interest in Shanghai Baby Fox, its operating subsidiary, to Newco in exchange for all of the capital stock of Newco (the “Subsidiary Transfer”), and then transferred all of its ownership interest in Newco to Baby Fox Limited, its majority shareholder which is wholly owned by Hitoshi Yoshida, and Hitoshi Yoshida (the “Disposition”), in consideration for Baby Fox Limited and Hitoshi Yoshida agreeing to cancelation of an aggregate of 38,057,487 shares of the Company’s Common Stock currently held by them, which shares currently constitute approximately 94% of the Company’s outstanding shares of Common Stock (the “Share Cancellation” and, together with the Subsidiary Transfer and the Disposition, the “Reorganization”).

On June 30, 2011, the Company entered into a novation agreement (the “Novation Agreement”) with Jieming Huang and Newco, pursuant to which Newco became the obligor and assumed all of the obligations and rights of the Company (the “Novation”) under that certain Loan Agreement dated February 18, 2008 (the “Original Loan Agreement”), pursuant to which Jieming Huang provided a loan with a principal amount of US$810,160.25 and with a five percent annual interest rate to the Company. As a result of the Novation, the Company is no longer a party to the Original Loan Agreement and is no longer obligated to repay the related loan balance. At the time of entering into the Novation Agreement, Jieming Huang was the Chief Executive Officer and a director of the Company.

Hitoshi Yoshida, the owner of Baby Fox Limited, our majority shareholder prior to the Reorganization, was married to Fengling Wang but divorced in October 2008. Fengling Wang is the mother of Jieming Huang and Jieping Huang. Fengling Wang, Jieping Huang and Jieping Huang were the Company’s three directors at the time of the Reorganization, and Jieming Huang was the Company’s Chief Executive Officer, President and Chairman at the time of the Reorganization.

The foregoing description of the terms of the Reorganization Agreement and the Novation Agreement is qualified in its entirety by reference to the provisions of such agreements filed as Exhibits 2.1 and 10.1 to this report, respectively, which are incorporated by reference herein.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2011, the Company entered into the Novation Agreement with Jieming Huang and Newco, pursuant to which the Newco became the obligor and assumed all of the obligations and rights of the Company under that certain Loan Agreement dated February 18, 2008 (the “Original Loan Agreement”), pursuant to which Jieming Huang provided a loan with a principal amount of US$810,160.25 and with a five percent annual interest rate to the Company. As a result of the Novation, the Company is no longer a party to the Original Loan Agreement and is no longer obligated to repay the related loan balance. At the time of entering into the Novation Agreement, Jieming Huang was the Chief Executive Officer, President and a director of the Company. The parties entered into the Novation Agreement in connection with the Reorganization.

The foregoing description of the terms of the Novation Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

Hitoshi Yoshida, the owner of Baby Fox Limited, our majority shareholder prior to the Reorganization, was married to Fengling Wang but divorced in October 2008. Fengling Wang is the mother of Jieming Huang and Jieping Huang. Fengling Wang, Jieping Huang and Jieping Huang were the Company’s three directors at the time of the Reorganization, and Jieming Huang was the Company’s Chief Executive Officer, President and Chairman at the time of the Reorganization.

On June 30, 2011, the Company entered into a Termination Agreement (the “Termination Agreement”) with Beijing Allstar Business Consulting, Inc. (“Allstar”), pursuant to which the Company terminated its Consulting Agreement with Allstar dated May 18, 2007, as amended and restated on April 28, 2008 (the “Allstar Consulting Agreement”). The parties entered into the Termination Agreement in connection with the Reorganization.

The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.2 to this report, which are incorporated by reference herein.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2011, the Company entered into and closed a Reorganization Agreement with our operating subsidiary Shanghai Baby Fox, Baby Fox Limited, Hitoshi Yoshida and BBFX Holding Corp. (“Newco”). Pursuant to the terms of the Reorganization Agreement, the Company transferred all of its ownership interest in Shanghai Baby Fox, its operating subsidiary, to Newco in exchange for all of the capital stock of Newco, and then transferred all of its ownership interest in Newco to Baby Fox Limited, its majority shareholder which is wholly owned by Hitoshi Yoshida, and Hitoshi Yoshida, in consideration for Baby Fox Limited and Hitoshi Yoshida agreeing to cancelation of an aggregate of 38,057,487 shares of the Company’s Common Stock currently held by them, which shares currently constitute approximately 94% of the Company’s outstanding shares of Common Stock. As a result of the disposition of Newco and Shanghai Baby Fox, the Company has disposed of nearly all of its operating assets other than a bank account with a small balance for current operating expenses. In connection with the Reorganization, the Company also entered into the Novation Agreement and the Termination Agreement, thereby terminating its rights and liabilities under the Original Loan Agreement and the Allstar Consulting Agreement.

The Reorganization was structured with the intent that the operating company should be transferred from the Company to Baby Fox Limited and Mr. Yoshida in exchange for their cancellation of their shares in the Company while the remaining shareholders in the Company should receive the residual value in the Company as a shell company available to enter into some future transaction with another operating company.

Hitoshi Yoshida, the owner of Baby Fox Limited, our majority shareholder prior to the Reorganization, was previously married to Fengling Wang but divorced in October 2008. Fengling Wang is the mother of Jieming Huang and Jieping Huang. Fengling Wang, Jieping Huang and Jieping Huang were the Company’s three directors at the time of the Reorganization, and Jieming Huang was the Company’s Chief Executive Officer, President and Chairman at the time of the Reorganization.

The foregoing description of the terms of the Reorganization Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the Reorganization, Baby Fox Limited and its owner Hitoshi Yoshida no longer own any of their previous holdings of 38,057,487 shares of the Company’s Common Stock, which shares previously constituted approximately 94% of the Company’s outstanding shares of Common Stock prior to the Reorganization. The board of directors prior to the Reorganization named Mu Zhang to be the sole officer and director of the Company effective from the time of effectiveness of the Reorganization. Ms. Zhang does not currently own any shares of the common stock of the Company.

First Prestige, Inc., JD Infinity Holdings, Inc. and Catalpa Holdings, Inc. currently hold 665,180, 475,129 and 447,429 shares of the Company’s common stock, or 27.8%, 19.9% and 18.7% of the Company’s currently outstanding shares, respectively. First Prestige, Inc. is controlled by Hongtao Shi. JD Infinity Holdings, Inc. is controlled by Liuyi Zhang. Catalpa Holdings, Inc. is controlled by Fred Chang. Hongtao Shi, Liuyi Zhang and Fred Chang are the principals of Beijing Allstar Business Consulting Co., Ltd., which is the current employer of Mu Zhang.

It is the current intention of Mu Zhang and the principals of Beijing Allstar Business Consulting Co., Ltd. that the Company find a suitable operating company with which to enter into a reverse acquisition transaction.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Reorganization on June 30, 2011, all our officers and directors, namely Jieming Huang, Fengling Wang, Jieping Huang, Ping Chen, Liling Zhong, Lingdi Wu, Jianwei Shen and Yang Liu, submitted a resignation letter pursuant to which they resigned from all offices and directorships that they held with the Company effective immediately upon effectiveness of the Reorganization. In addition, our board of directors on June 30, 2011, decreased the size of our board of directors to one director and appointed Mu Zhang to fill the vacancy created by such resignations, which appointment became effective upon the effectiveness of the Reorganization. In addition, Ms. Zhang was also named as the CEO, CFO and Secretary of the Company effective immediately upon effectiveness of the Reorganization.

Mu Zhang, age 28, has been working as a Vice President of Beijing Allstar Business Consulting Co., Ltd. since April 2008. During the past three years, she has provided consulting services to Chinese companies seeking financing and listing in U.S. stock markets. From January to September of 2006, she served as an English journalist with China Central Television. Ms. Zhang graduated from the University of Southampton, United Kingdom, with a master degree in Finance and Economics in 2007. She also holds a bachelor degree with dual majors in Accounting and English from Tianjin University of Finance and Economics, China.

ITEM 5.03     AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 30, 2011, our Board of Directors unanimously approved the amendment of our Bylaws to delete By-Law Article II Section 11 in its entirety and to replace it with the following:

“Section 11. Shareholder Action Without a Meeting. Except as may otherwise be provided by any applicable provision of the Nevada Revised Statutes, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of shareholders be called or noticed.”

The former provision did not allow for less than unanimous shareholder action by written consent without a meeting.

A copy of the Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K.

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Pursuant to a written consent of stockholders dated June 30, 2011, the holders of 40,419,800 shares out of 40,447,500 shares outstanding of the Company’s common stock approved the Reorganization and the disposition by the Company of Newco and its operating subsidiary Shanghai Baby Fox.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description
No.
2.1	Reorganization Agreement dated June 30, 2011, by and among Baby Fox International, Inc., Shanghai Baby Fox Fashion Co., Ltd., Baby Fox Limited, Hitoshi Yoshida and BBFX Holding Corp.
3.2	Amended and Restated Bylaws of the Company
10.1	Novation Agreement dated June 30, 2011, by and among Jieming Huang, Baby Fox International, Inc. and BBFX Holding Corp.
10.2	Termination Agreement dated June 30, 2011, between Baby Fox International, Inc. and Beijing Allstar Business Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baby Fox International, Inc.

	By:	/s/ Mu Zhang
Mu Zhang
Date: July 7, 2011		Chief Executive Officer